Exhibit 99.1

7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com
News Release

From:	Belden Dee Johnson 314.854.8054
For Immediate Release — October 23, 2008
BELDEN ANNOUNCES THIRD QUARTER 2008 RESULTS
Third Quarter 2008 Highlights
•	Earnings per diluted share, adjusted for certain items, were $0.78 in the quarter, compared with $0.77 a year ago. For the nine months ended September 28, 2008, adjusted earnings per diluted share were $2.41, compared with $2.04 for the first nine months of 2007, an increase of 18.1 percent.

•	Belden Americas segment posted a record 21.0 percent operating margin for the third quarter, reflecting the benefit of continued manufacturing cost savings.

•	Third quarter adjusted operating margin was 10.6 percent. Excluding the business acquired in 2008, adjusted operating margin was 11.2 percent.

•	Belden continued to generate strong cash flow. For the third quarter, free cash flow (cash from operations less capital expenditures) was $39.1 million, exceeding net income.

•	Cash increased to $215.4 million, and borrowing capacity under the revolving credit agreement was $103 million. Belden’s interest coverage ratio was 8.1.

•	Belden announced plans to hold an investor/analyst meeting in New York on the morning of December 11, 2008.
St. Louis, Missouri — Thursday, October 23, 2008 — Belden (NYSE:BDC), a leader in the design, manufacture, and marketing of signal transmission solutions for industrial automation, data networking, and a wide range of specialty electronics markets, today announced results of the third quarter ended September 28, 2008.
Third Quarter 2008 Results
In the quarter, revenue was $520.5 million and operating income was $47.7 million. Net income was $31.7 million, or $0.67 per diluted share. The quarter’s revenue included $17.1 million of favorable currency translation as compared to the prior-year third quarter.
During the quarter, Belden recorded nonrecurring purchase accounting effects of $1.2 million pretax related to the July 16 acquisition of Trapeze Networks and an asset impairment charge of $0.8 million related to its North American manufacturing restructuring. The gross profit impact of revenue deferral in the Wireless Segment (Trapeze Networks) was $6.3 million. In the third quarter of 2007, the Company recorded a pre-tax gain of $8.6 million on the sale of assets, a $0.4 million pretax favorable adjustment related to restructuring activities in North America, and a $3.1 million income tax benefit associated with the enactment of lower tax rates applicable to its German operations.

Adjusted operating income in the third quarter was $56.1 million or 10.6 percent of revenue. Earnings per diluted share, similarly adjusted, were $0.78 in the quarter, compared with $0.77 in the third quarter a year ago. Excluding the adjusted operating loss of the Wireless Segment for comparability, operating margin was 11.2 percent in the third quarter, versus 11.3 percent a year earlier, despite organic revenue contracting 10.7 percent year over year.
“The weakness in demand that we saw earlier in the year in North America is now apparent throughout Europe and Asia, and distributors have reduced their inventories in anticipation of a weaker global economy,” said John Stroup, President and Chief Executive Officer. “Our North American demand was flat sequentially, but in Europe and Asia the sequential decline in revenue was steeper than historic seasonal patterns. Despite this decline, our connectivity and wireless businesses showed year-over-year growth. In addition, we are pleased to note that our Belden Americas division posted record operating profit this quarter, $46.3 million, 21.0 percent of total segment revenue. This achievement in the face of lower volume reflects manufacturing cost savings resulting from the successful execution of our manufacturing strategy.
“Cash flow from operations in the quarter was $53.3 million, and net of capital expenditures, free cash flow was $39.1 million. Free cash flow for the quarter exceeded net income,” he continued. “Our strong balance sheet, with very moderate leverage and good liquidity, will be an advantage for us as we enter difficult times.”
Outlook
“In light of a troubled global economic environment, we are revising our outlook for 2008,” said Mr. Stroup. “We believe revenue will be about $2.1 billion for the year. We are confident that we are on target to deliver the North American manufacturing cost savings from our 2007 restructuring. We expect that earnings per diluted share, adjusted for restructuring charges, wireless revenue deferral, and nonrecurring purchase accounting effects, will be $2.95 to $3.00. This implies fourth quarter adjusted EPS of $0.54 to 0.59.”
The Company’s previous guidance was for 2008 adjusted diluted EPS in the range $3.15 to $3.35, adjusted for restructuring charges and nonrecurring purchase accounting effects but not adjusted for revenue deferral. The revenue deferral impact for the combined third and fourth quarters (the portion of the year in which Belden owned Trapeze Networks) was estimated to be $0.15 to $0.20. If adjusted for the effect of revenue deferral, previous guidance would have been $3.35 to $3.50.
Forward Looking Statements
Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. The current global economic slowdown has adversely impacted our results of operations and may continue to do so. Turbulence in financial markets has increased the costs to borrow under our variable-rate revolving credit facility, and may continue to increase our borrowing costs. Some additional factors that may cause actual results to differ from the Company’s expectations include demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the Company’s ability to integrate successfully the acquired businesses; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 29, 2008. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.
About Belden
Sending All the Right Signals — from industrial automation to data centers, from broadcast studios to aerospace, from cutting-edge wireless communications to consumer electronics, Belden people are committed to delivering the best signal transmission solutions in the world. Our 8,000 associates worldwide work in copper cable, fiber, wireless technology, connectors, switches and active components to bring voice, video and data to your mission-critical application. With 2007 revenue of $2.0 billion, Belden has manufacturing capability in North America, Europe and Asia. To obtain additional information contact Investor Relations at 314-854-8054, or visit our website at www.belden.com.
Contact:
Belden
Dee Johnson, Director of Investor Relations
and Corporate Communications
314-854-8054
The following schedules are provided:
•	Comparative condensed consolidated statements of operations for the three- and nine- month periods ended September 28, 2008, and September 23, 2007.

•	Segment results for the same periods.

•	Comparative condensed consolidated cash flow statements for the nine-month periods ended September 28, 2008, and September 23, 2007.

•	Condensed consolidated balance sheets as of September 28, 2008, and December 31, 2007.

•	A supplemental schedule of adjusted consolidated results for the quarter, year to date, and the prior-year comparable periods, excluding certain items.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2008	September 23, 2007	September 28, 2008	September 23, 2007
	(In thousands, except per share data)
Revenues	$520,494	$561,611	$1,588,623	$1,448,257
Cost of sales	(366,842)	(403,914)	(1,122,681)	(1,048,671)

Gross profit	153,652	157,697	465,942	399,586
Selling, general and administrative expenses	(85,149)	(85,567)	(267,225)	(224,095)
Research and development	(15,887)	(5,504)	(36,051)	(10,776)
Amortization of intangibles	(4,125)	(2,685)	(9,286)	(8,535)
Gain (loss) on sale of assets	—	8,556	(884)	8,556
Asset impairment	(753)	—	(12,302)	(3,262)

Operating income	47,738	72,497	140,194	161,474
Interest expense	(8,671)	(7,561)	(27,018)	(18,769)
Interest income	1,226	803	4,058	5,286
Other income (expense)	813	581	3,967	(864)

Income before taxes	41,106	66,320	121,201	147,127
Income tax expense	(9,453)	(16,904)	(34,178)	(45,593)

Net income	$31,653	$49,416	$87,023	$101,534

Weighted average number of common shares and equivalents:
Basic	44,571	45,084	44,072	44,887
Diluted	47,082	50,131	47,643	50,893

Basic income per share	$0.71	$1.10	$1.97	$2.26

Diluted income per share	$0.67	$0.99	$1.83	$2.01

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	External			Operating
	Customer	Affiliate	Total	Income
	Revenues	Revenues	Revenues	(Loss)
	(In thousands)
Three Months Ended September 28, 2008

Belden Americas	$202,565	$17,558	$220,123	$46,318
Specialty Products	56,536	15,855	72,391	7,107
Wireless	7,792	38	7,830	(8,784)
EMEA	164,352	4,587	168,939	12,976
Asia Pacific	89,249	—	89,249	8,843

Total Segments	520,494	38,038	558,532	66,460
Finance and Administration	—	—	—	(10,824)
Eliminations	—	(38,038)	(38,038)	(7,898)

Total	$520,494	$—	$520,494	$47,738

Three Months Ended September 23, 2007

Belden Americas	$231,625	$18,069	$249,694	$44,929
Specialty Products	60,575	26,459	87,034	14,557
EMEA	171,828	7,271	179,099	23,627
Asia Pacific	97,583	—	97,583	10,276

Total Segments	561,611	51,799	613,410	93,389
Finance and Administration	—	—	—	(10,680)
Eliminations	—	(51,799)	(51,799)	(10,212)

Total	$561,611	$—	$561,611	$72,497

Nine Months Ended September 28, 2008

Belden Americas	$588,906	$56,790	$645,696	$117,882
Specialty Products	169,620	52,438	222,058	10,196
Wireless	7,792	38	7,830	(8,784)
EMEA	548,180	16,282	564,462	56,203
Asia Pacific	274,125	111	274,236	29,054

Total Segments	1,588,623	125,659	1,714,282	204,551
Finance and Administration	—	—	—	(37,047)
Eliminations	—	(125,659)	(125,659)	(27,310)

Total	$1,588,623	$—	$1,588,623	$140,194

Nine Months Ended September 23, 2007

Belden Americas	$639,661	$47,766	$687,427	$121,590
Specialty Products	181,808	62,097	243,905	40,962
EMEA	430,115	15,012	445,127	33,382
Asia Pacific	196,673	—	196,673	18,596

Total Segments	1,448,257	124,875	1,573,132	214,530
Finance and Administration	—	—	—	(29,872)
Eliminations	—	(124,875)	(124,875)	(23,184)

Total	$1,448,257	$—	$1,448,257	$161,474

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	September 28, 2008	September 23, 2007
	(In thousands)
Cash flows from operating activities:
Net income	$87,023	$101,534
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,394	38,701
Asset impairment	12,302	3,262
Pension funding in excess of pension expense	(1,114)	(1,724)
Share-based compensation	10,614	7,516
Provision for inventory obsolescence	6,495	5,731
Loss (gain) on disposal of tangible assets	884	(8,556)
Excess tax benefits related to share-based compensation	(1,297)	(7,041)
Changes in operating assets and liabilities, net of the effects of acquisitions and currency exchange rate changes:
Receivables	(9,297)	(41,887)
Inventories	(7,440)	10,161
Deferred cost of sales	(3,300)	—
Accounts payable	21,148	15,493
Accrued liabilities	(33,154)	33,729
Deferred revenue	8,721	—
Accrued taxes	(5,441)	24,090
Other assets	(1,987)	(3,309)
Other liabilities	1,316	(9,384)

Net cash provided by operating activities	127,867	168,316

Cash flows from investing activities:
Cash used to invest in and acquire businesses	(144,625)	(588,426)
Proceeds from disposal of tangible assets	40,488	24,056
Capital expenditures	(32,421)	(41,483)

Net cash used in investing activities	(136,558)	(605,853)

Cash flows from financing activities:
Proceeds from exercise of stock options	5,957	29,132
Excess tax benefits related to share-based compensation	1,297	7,041
Payments under share repurchase program	(68,336)	(10,626)
Cash dividends paid	(6,616)	(6,750)
Debt issuance costs	—	(10,212)
Borrowings under credit arrangements	240,000	546,000
Payments under borrowing arrangements	(110,000)	(258,000)

Net cash provided by financing activities	62,302	296,585

Effect of foreign currency exchange rate changes on cash and cash equivalents	1,864	7,125

Increase (decrease) in cash and cash equivalents	55,475	(133,827)
Cash and cash equivalents, beginning of period	159,964	254,151

Cash and cash equivalents, end of period	$215,439	$120,324

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 28, 2008	December 31, 2007
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$215,439	$159,964
Receivables	383,527	373,108
Inventories, net	264,851	257,540
Deferred income taxes	21,578	28,578
Other current assets	25,459	17,392

Total current assets	910,854	836,582

Property, plant and equipment, less accumulated depreciation	334,114	369,803
Goodwill	780,558	648,882
Intangible assets, less accumulated amortization	179,194	154,786
Other long-lived assets	60,139	58,796

	$2,264,859	$2,068,849

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$220,830	$190,018
Accrued liabilities	166,698	160,029
Current maturities of long-term debt	—	110,000

Total current liabilities	387,528	460,047

Long-term debt	590,000	350,000
Postretirement benefits	100,869	98,084
Deferred income taxes	51,444	78,140
Other long-term liabilities	14,877	9,915
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	581,202	638,690
Retained earnings	559,059	478,776
Accumulated other comprehensive income	112,133	93,198
Treasury stock	(132,756)	(138,504)

Total stockholders’ equity	1,120,141	1,072,663

	$2,264,859	$2,068,849

BELDEN INC.
ADJUSTED OPERATING RESULTS
(Unaudited)
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide operating results adjusted for certain purchase accounting effects related to acquisitions (inventory cost step-up, amortization of the sales backlog intangible, and in-process research and development charges), revenue deferrals related to Trapeze Networks, severance charges, adjusted depreciation, asset impairment, gains (losses) recognized on the disposal of certain tangible assets, and one-time tax benefits (charges). We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe these adjusted results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	As
	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Three Months Ended September 28, 2008

Revenues	$520,494	$8,721	$529,215

Gross profit	$153,652	$5,754	$159,406
as a percent of revenues	29.5%		30.1%

Operating income	$47,738	$8,389	$56,127
as a percent of revenues	9.2%		10.6%

Net income	$31,653	$5,173	$36,826
as a percent of revenues	6.1%		7.0%

Net income per diluted share	$0.67	$0.11	$0.78

Three Months Ended September 23, 2007

Revenues	$561,611	$—	$561,611

Gross profit	$157,697	$(435)	$157,262
as a percent of revenues	28.1%		28.0%

Operating income	$72,497	$(8,973)	$63,524
as a percent of revenues	12.9%		11.3%

Net income	$49,416	$(11,015)	$38,401
as a percent of revenues	8.8%		6.8%

Net income per diluted share	$0.99	$(0.22)	$0.77
Adjustments for the three months ended September 28, 2008 included pre-tax income impacts for revenue deferrals, purchase accounting effects for acquisitions, asset impairment, and severance of $6.3 million, $1.2 million, $0.8 million, and $0.1 million, respectively.
Adjustments for the three months ended September 23, 2007 included a pre-tax gain on sales of assets and adjusted depreciation of $8.6 million and $0.4 million, respectively.

	As
	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Nine Months Ended September 28, 2008

Revenues	$1,588,623	$8,721	$1,597,344

Gross profit	$465,942	$11,996	$477,938
as a percent of revenues	29.3%		29.9%

Operating income	$140,194	$37,353	$177,547
as a percent of revenues	8.8%		11.1%

Net income	$87,023	$27,811	$114,834
as a percent of revenues:	5.5%		7.2%

Net income per diluted share	$1.83	$0.58	$2.41

Nine Months Ended September 23, 2007

Revenues	$1,448,257	$—	$1,448,257

Gross profit	$399,586	$10,374	$409,960
as a percent of revenues	27.6%		28.3%

Operating income	$161,474	$9,418	$170,892
as a percent of revenues	11.1%		11.8%

Net income	$101,534	$1,421	$102,955
as a percent of revenues	7.0%		7.1%

Net income per diluted share	$2.01	$0.03	$2.04
Adjustments for the nine months ended September 28, 2008 included pre-tax charges for asset impairment, severance associated with the Voluntary Separation Program, revenue deferrals, purchase accounting effects for acquisitions, pension settlements, adjusted depreciation, severance and other restructuring costs, and a loss on the disposal of certain tangible assets of $12.3 million, $6.5 million, $6.3 million, $1.2 million, $2.0 million, $0.7 million, $7.0 million, and $1.4 million, respectively.
Adjustments for the nine months ended September 23, 2007 included pre-tax income impacts of purchase accounting effects for acquisitions, asset impairment, severance, and adjusted depreciation of $12.2 million, $3.3 million, $1.2 million, and $1.2 million, respectively, partially offset by a $8.3 million pre-tax gain on sales of assets and a $0.2 million pre-tax pension credit.